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                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K



Current Report Pursuant to Section 13 or 15 (D) of the Securities
Exchange Act of 1934



Date of Report (date of earliest event reported) October 26, 1995.




Commission file number 1-8400.



                        AMR Corporation
     (Exact name of registrant as specified in its charter)

        Delaware                            75-1825172
    (State or other                      (I.R.S. Employer
      jurisdiction                      Identification No.)
   of incorporation or
     organization)

 4333 Amon Carter Blvd.
   Fort Worth, Texas                           76155
 (Address of principal                      (Zip Code)
   executive offices)

Registrant's telephone number,   (817) 963-
including area code              1234


                         Not Applicable
(Former name, former address and former fiscal year , if changed since last report)















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                         AMR CORPORATION





ITEM 5.  OTHER INFORMATION


The Transport Workers Union ("TWU") has informed AMR's principal subsidiary, American Airlines, Inc. ("American") that its members have ratified the contract covering fleet service workers on which American and the TWU reached tentative agreement in early October 1995. The contract includes a one-time early retirement program which is expected to result in a substantial charge to AMR's earnings during the quarter ending December 31, 1995. This charge, which cannot be reasonably estimated at this time, is not expected to have a significant impact on the financial position or liquidity of AMR.




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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               AMR CORPORATION




Date: October 31, 1995         BY:   /s/ Charles D. MarLett
                               Charles D. MarLett
                               Corporate Secretary